PURCHASE AGREEMENT
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     THIS  PURCHASE AGREEMENT, dated as of the     day of          2001, between
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METRO TWO HOTEL, LLC, A Florida limited liabnility company (the "Seller"), and HHLP HUNTERS POINT, LLC, a New York limited liability company (the "Purchaser"), provides:


                                    ARTICLE 1
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                       DEFINITIONS; RULES OF CONSTRUCTION
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     1.1     Definitions.   The following terms shall have the indicated
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meanings:

          "Act of Bankruptcy" shall mean if a party hereto or any general
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partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

          "Assignment and Assumption Agreement" shall mean that certain
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assignment and assumption agreement whereby the Seller (a) assigns and the Purchaser assumes the Leases, (b) assigns and the Purchaser assumes the Operating Agreements that have not been canceled at Purchaser's request and (c) assigns all of the Seller's right, title and interest in and to the Intangible Personal Property, to the extent assignable.

          "Authorizations" shall mean all licenses, permits and approvals
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required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

          "Bill of Sale -Personal Property" shall mean that certain bill of sale
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conveying title to the Tangible Personal Property, Intangible Personal Property and the Reservation System from the Seller to the Purchaser's property manager, lessee or designee.

          "Closing" shall mean the closing of the sale and purchase of the
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Property.

          "Closing Date" shall mean the date on which the Closing occurs.
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          "Deed" shall mean that certain deed conveying title to
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the Real Property with general warranty covenants of title from the Seller to the Purchaser, subject only to Permitted Title Exceptions. If there is any difference between the description of the Land, as shown on Exhibit A atatched
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hereto and the description of the Land as shown on the Survey, the description of the Land to be contained in the Deed and the description of the Land set forth in the Title Commitment shall conform to the description shown on the Survey.

          "Escrow Agent" shall mean the Sentinel Agency, 2146 North Second
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Street, Harrisburg, Pennsylvania 17110, Telephone: 717/234-2666, Fax:
717/234-8198.

          "Governmental Body" means any federal, state, municipal or other
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governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

           "Guest Ledger" shall mean that certain guest ledger
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dated as of November 1, 2001, certified by the Seller, a copy of which is attached hereto as Exhibit C. The Guest Ledger shall be updated and recertified
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as of the Closing Date.

          "Hotel" shall mean the hotel and related amenities located on the
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Land.

          "Improvements" shall mean the Hotel and all other buildings,
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improvements, fixtures and other items of real estate located on the Land.

          "FIRPTA Certifcate" shall mean the affidavit of the
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Seller certifying (i) that the Seller are not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations) under
Section 1445 of the Internal Revenue Code, (ii) the information to complete IRS Form 1099S, and (iii) the information to complete any required state income or recordation tax reporting requirement, prepared by counsel to the Purchaser and in form and substance reasonably acceptable to the Purchaser.

          "Intangible Personal Property" shall mean all intangible
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personal property owned or possessed by the Seller and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, the right to use any trade name associated with the Real Property and all variations thereof, all of the Leases and any future leases of space in the Property, all Operating Agreements, Authorizations, escrow accounts, insurance policies, general intangibles, business records, plans and specifications, surveys and title insurance polices pertaining to the Real Property, the Tangible Personal Property and intangible personal property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property and any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and the share of the Tray Ledger determined under Section 6.5, but excluding (i) any of the aforesaid
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rights the Purchaser elects not to acquire and (ii) the Seller's cash on hand, in bank accounts and invested with financial institutions, and (iii) the accounts receivable except for the above described share of the Tray Ledger.

          "Inventory" shall mean all "inventories of merchandise" and
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"inventories of supplies", as such terms are defined in the Uniform System of Accounts for Hotels [9th Revised Edition] as published by the Hotel Association of New York City, Inc., as revised, and similar consumable supplies.

          "Land" shall mean that certain parcel of real estate lying and being
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located at 38-05 Hunters Point Avenue, Long Island City, New York, more commonly known as the Holiday Inn, as more particularly described on Exhibit A attached
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hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Seller therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

          "Leases" shall mean all of the leases, if any, now in effect with
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respect to the Property or any portion thereof, under which the Seller are either a landlord or tenant, and all addenda, modifications or amendments thereto, certified true copies of which have been delivered by the Seller to the Purchaser.

          "Operating Aareements" shall mean the management agreements,
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service contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit B attached hereto.
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          "Owner's Title Policy" shall mean an owner's policy of title insurance
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(ALTA Form B-1970) issued to the Purchaser by the Title Company, pursuant to which the Title Company insures the Purchaser's ownership of fee simple title to the Real Property (including the marketability thereof), subject only to Permitted Title Exceptions (which shall exclude all preprinted, standard, general or similar exceptions), and which provides such affirmative coverages and endorsements reasonably requested by the Purchaser. The Owner's Title Policy shall insure the Purchaser in the amount of the Purchase Price and shall be acceptable in form and substance to the Purchaser. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.

          "Permitted Title Exceptions" shall mean those exceptions to title to
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the Real Property set forth in the Title Commitment (a) which do not require or secure the payment of money and (b) to which Purchaser makes no objection under
Section 2.3(d).

          "Property" shall mean collectively the Real Property, the Inventory,
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the Tangible Personal Property and the Intangible Personal Property.

          "Purchase Price" shall mean Eight Million and Five Hundred
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Thousand Dollars  ($8,500,000.00).

          "Real Property" shall mean the Land and the Improvements.
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          "Reservation System" shall mean the Seller's Reservation Terminal
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and Reservation System equipment and software, if any.

          "Seller's  Financial Information" shall mean that certain financial
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information relative to the Seller and the Property, including the income and expense statements for the Property for the period commencing on the 1st of January, 2001, copies of which are attached hereto as Exhibit D.
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          "Survey" shall mean the survey to be delivered pursuant to Section
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5.4.

          "Tangible Personal Property" shall mean the inventory and all other
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items of personal property owned by the Seller, used in connection with the Property, including, without limitation, those items listed on Exhibit E hereto.
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          "Title Commitment" shall mean the commitment by the Title Company to
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issue the owner's Title Policy.

          "Title Company" shall mean a title insurance company selected by the
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Purchaser.

          "Tray Ledger" shall mean the final night's room revenue (revenue from
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rooms occupied as of 12:01 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges which accrue prior to Closing), including any sales taxes, room taxes or other taxes thereon.

          "Utilities" shall mean public sanitary and storm sewers, natural
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gas, telephone, public water facilities, electrical facilities, cable television facilities and all other utility facilities and services necessary for the operation and occupancy of the Property.

     1.2  Rules of Construction. The following rules shall apply to the
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construction and interpretation of this Agreement:

          (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

          (b) All references herein to particular articles, sections or subsections, subsections or clauses are references to articles, sections, subsections or clauses of this Agreement.

          (c) The headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) Each party hereto and/or its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

                                    ARTICLE 2
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                    PURCHASE AND SALE; ACCESS; STUDY PERIOD;
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                            PAYMENT OF PURCHASE PRICE
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     2.1 Purchase and Sale. The Seller agree to sell and the Purchaser agrees to
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acquire the Property for the Purchase Price and in accordance with the other terms and conditions set forth herein.

     2.2  Intentionally Ommitted.
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     2.3  Intentionally Omitted.
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     2.4 Inspection of Books and Records; Access. The Purchaser, from the date
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hereof until termination of this Agreement, shall have complete and free access during normal business hours to all documents, agreements and other information in the possession of the Seller and their agents pertaining to the ownership, use, rental and operation of the Property and to the Seller's representations, warranties and covenants set forth herein, including but not limited to financial records, tax assessments, bills and leases, and the Purchaser shall have the right to inspect and make copies of the same. The Seller hereby grant to the Purchaser and its officers, agents, servants, employees, assigns and independent contractors a license to enter upon the Property and the full right of access to the Real Property for the purposes of inspecting the condition or status of the Property and the books and records maintained by the Seller or their agents with respect to the Property, undertaking any tests and inspections desired by Purchaser hereunder and verifying the Seller's representations, warranties and covenants set forth herein.

     2.5 Payment of Purchase Price. The Purchase Price shall be paid to the
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Seller in the following manner:

     (a) The Purchaser shall receive a credit against the Purchase Price in an amount equal to the Seller's closing costs assumed and paid for by the Purchaser pursuant to Section 6.4 hereof.

     (b) The Purchaser shall receive a credit against the Purchase Price in an amount equal to the outstanding balance (principal, interest, fees and the like), as of the date of Closing, of the existing mortgage loan encumbering the property in the amount of $5.5 Million as such balance is evidenced by a letter from the lender, which loan the Purchaser shall take subject to or, if requested, assume.

     (c) The Purchaser shall pay $500,000.00 in the form of units of limited partnership interest in Hersha Hospitality Limited partnership, a Virginia limited partnership (the "LP Units").

     (d) The Purchaser shall pay $1.5 Million in the form of the lawful money of the United State.

     (e) The Purchaser shall receive a credit against the Purchase Price in the amount of $1 Million owed top certain affiliate of the Seller.

     2.6 Allocation of Purchase Price. The parties agree that the Purchase Price
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shall be allocated among the various components of the Property in the manner indicated by the Purchaser at Closing.

     2.7. Determination of Number of Partnership Units. For purposes of
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determining the number of Partnership Units to be delivered by the Purchaser at the Closing, each Partnership Unit shall be deemed to have a value equal to $6.00. No fractional Partnership Units will be issued at Closing; in lieu of any such fraction, the value shall be rounded up to a whole share value.

     2.8  Seller's Distribution of Partnership Units.  On the Closing Date,
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the Partnership Units shall be distributed among the Seller , as set forth on Exhibit K attached hereto , in the amount specified on Exhibit K. On the date
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hereof, Seller shall deliver or cause to be delivered to Purchaser an Investor Questionnaire and Agreement in the form attached hereto as Exhibit F (a
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"Questionnaire"), completed and executed by each of the Seller. On the Closing Date, Purchaser shall issue certificates reflecting each of the Seller's ownership of the Partnership Units. The certificates evidencing the Partnership Units will bear appropriate legends indicating (i) that the Partnership Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Purchaser's Partnership Agreement restricts the transfer of Partnership Units. The Purchaser shall assume no responsibility for any allocation of the consideration, including Partnership Units, to any of the Seller's memebers. Seller agrees to hold Purchaser and its affiliates harmless and to indemnify Purchaser and its affiliates for all costs, claims, damages and expenses, including reasonable attorney's fees, incurred by Purchaser in connection with such allocations. Upon receipt of Partnership Units, the Purchaser's Partnership Agreement shall be executed by or on behalf of each of the Seller and the Seller shall become limited partners of Purchaser and agree to be bound by the Partnership Agreement.

     2.9 Redemption. The Partnership Units may be redeemed upon delivery of a
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notice ("Redemption Notice") from the Sellers , for common shares ("Common Shares") of beneficial interest in Hersha Hospitality Trust (the "REIT") or for cash, in accordance with the Hersha Hospitality Limited Partnership Agreement, attached hereto as Exhibit M, and incorporated herein.
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     2.10 Registration of Common Shares.  The Sellers acknowledge that the
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issuance of the Common Shares issuable upon redemption of the Partnership Units shall not have been registered under the applicable provisions of the Securities Act, as of the Closing Date. The REIT shall have the Common Shares issuable upon redemption registered in accordance with the Hersha Hospitality Limited Partnership Agreement attached hereto as Exhibit M and incorporated herein.
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     2.11 Consideration Contingency. The Seller shall value the Hotel on
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December 31, 2003. The value of the Hotel shall be computed by applying a 12% capitalization rate to the audited trailing 12 months net operating income, adjusted for a 4% of revenue management fee and a 4% of revenue furniture, fixture and equipment reserve.

     If the then current value of the Hotel exceeds the consideration paid by Purchaser hereunder, the Purchaser will issue additional Partnership Units at $6.00 per Unit or in the lawful money of the United States equal to the difference between the then current value and the consideration paid hereunder and all distributions paid on those units since Closing Date.

     If the then current value of the Hotel is less than the consideration paid by the Purchaser hereunder, the Seller will return to the Purchaser Partnership Units at $6.00 per Unit or any lawful money of the United States, if any, equal to the difference between the then current value of the Hotel and the Consideration paid hereunder and all distributions paid on those units since the Closing Date.

     2.12 Confidentiality. Except as hereinafter provided, from and after the
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execution of this Agreement, the Purchaser and the Seller shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to persons who "need to know", such as their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, it is acknowledged that the general partner of the Seller has elected to be a real estate investment trust ("REIT") and that the REIT has sold shares and may seek to sell additional shares to the general public and that in connection therewith, the Seller will have the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements, disclosure statements, and other papers, documents and instruments necessary or reasonably required in the Seller's judgment and that of its attorneys and underwriters with respect to the REIT's shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement.


                                    ARTICLE 3
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               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
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     To induce the Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, the Seller hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Seller acknowledge and agrees that the Purchaser is entitled to rely and has relied:

     3.1 Organization and Power. The Seller are an entity duly formed and
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validly existing and in good standing under the laws of the State of its organization and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Seller hereunder.

     3.2 Authorization and Execution. This Agreement has been duly authorized by
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all necessary action on the part of the Seller, has been duly executed and delivered by the Seller, constitutes the valid and binding agreement of the Seller and is enforceable in accordance with its terms.

     3.3 Noncontravention. The execution and delivery of, and the performance by
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the Seller of their obligations under this Agreement do not and will not contravene, or constitute a default under, any provision of applicable Law or regulation, the Seller's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller, or result in the creation of any lien or other encumbrance on any asset of the Seller. There are no outstanding agreements (written or oral) pursuant to which the Seller (or any predecessor to or representative of the Seller) have agreed to sell or has granted an option to purchase the Property (or any part thereof).

     3.4 No Special Taxes. The Seller has no knowledge of, nor has it received
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any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

     3.5 Compliance with Existing Laws. The Seller possesses all Authorizations,
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each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. The Seller has not represented or failed to disclose any relevant fact in obtaining all Authorizations, and the Seller has no knowledge of any change in the circumstances under which those Authorizations were obtained that could result in their termination, suspension, modification or limitation. The current use and occupancy of the Property as a hotel are permitted as a principal use under all laws applicable thereto without the necessity of resort to any grand fathered or nonconforming use status, or any special use permit, special exception or other special permit, permission or consent. The Seller has no knowledge, nor has it received notice within the past three years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

     3.6 Personal Property. All of the Tangible Personal Property and Intangible
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Personal Property are owned and will be conveyed by the Seller free and clear of all liens and encumbrances. The Seller has good, merchantable title thereto and the right to convey same in accordance with the terms of this Agreement.

     3.7 Title and Survey Matters. The Seller is the sole owner of full legal,
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equitable and beneficial title to the Property and no consent of or joinder by any other person is required for the Seller to convey the full legal, equitable and beneficial title to and ownership of the Property to the Purchaser in accordance with this Agreement. Except to the extent such obligations may be inconsistent herewith, the Seller shall perform all of its obligations under all documents affecting title to all or any part of the Property and shall not permit or allow to continue any defaults thereunder. The Seller shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning or other land use changes or take any other action which may affect or modify the status of title to or the permitted uses of the Property without the Purchaser's prior express written consent.

     3.8 Status of Leases. Each of the Leases is valid and in full force and
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effect, have not been further modified or amended and is assignable to Purchaser without the consent of the other party thereto. There are no defaults under any of the Leases by the Seller or, to the best of the Seller's knowledge, by the other party thereunder, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute such a default by the Seller or, to the best of the Seller's knowledge, by the other party thereunder. The Seller have the sole right to collect the rent under the Leases and neither such right nor any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered. From the date hereof through and including the date of Closing, the Seller shall not modify any of the Leases in any material manner. The Seller shall perform all of its obligations under the Leases from the date hereof through and including the date of Closing.

     3.9 Operating Agreements. Each of the Operating Agreements may be
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terminated by the Seller or the Purchaser upon not more than 30 days' prior written notice and without the payment of any penalty, fee, premium or other amount. The Seller have performed all of their obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. The Seller shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease (as lessor or lessee) or other agreements with respect to the Property, nor shall the Seller enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Purchaser or the Property after the Closing Date or (b) the Seller have obtained the express prior written consent of the Purchaser to such agreement or modification. The Seller agrees to cancel and terminate all of the Operating Agreements as of the Closing unless the Purchaser requests in writing prior to Closing that one or more remain in effect after Closing.

     3.10 Warranties and Guaranties. The Seller shall not before or after
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Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Tangible Personal Property and Intangible Personal Property or any part thereof, except with the prior written consent of the Purchaser.

     3.11 Insurance. All of the Seller's insurance policies are valid and in
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full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Seller on or before the due date therefor. The Seller shall pay all premiums on, and shall not- cancel or voluntarily allow to expire, any of the Seller's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The Seller shall name the Purchaser as an additional insured on each of the Seller's insurance policies. The Seller agrees to transfer any such policies as of the Closing Date upon the written request of the Purchaser and the premiums on any of such policies that the Purchaser elects to have assigned to it shall be allocated between the Seller and the Purchaser as of the Closing Date.

     3.12 Condemnation Proceedings; Roadways. The Seller has not received notice
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of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. The Seller has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

     3.13 Litigation. There is no action, suit or proceeding pending or known to
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be threatened against or affecting the Seller or any principal, subsidiary or affiliate of the Seller in any court, before any arbitrator or before or by any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Seller are parties or by which they are bound and that is or is to be used in connection with, or is contemplated by, this Agreement,
(b) could materially and adversely affect the business, financial position or results of operations of the Seller or any principal, subsidiary or affiliate of the Seller, (c) could adversely affect the ability of the Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto,
(d) could create a lien on the Property, any part thereof or any interest therein, (e) the subject matter of which concerns any past or present employee of the Seller or their managing agent or (f) could otherwise adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     3.14 Labor and Employment Agreements. There are no labor disputes pending
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or, to the best of the Seller's knowledge, threatened as to the operation or maintenance of the Property or any part thereof. The Seller is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Seller is not a party to any employment contracts or agreements, written or oral, with any persons employed with respect to the Property that will be binding on the Purchaser on or after the Closing. Neither the Seller nor their managing agent (if any) will, between the date hereof and the Closing Date, enter into any new employment contracts or agreements or hire any new employees that will be binding on the Purchaser on or after the Closing. The Purchaser will not be obligated to give or pay any amount to any employee of the Seller or the Seller's managing agent. The Purchaser shall not have any liability under any pension or profit sharing plan that the Seller or its managing agent may have established with respect to the Property or their or its employees.

     3.15 Financial Information. All of the Seller's Financial Information is
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correct and complete in all respects and presents accurately the results of the operations of the Property for the period commencing on the 1st of January 2001 prior to the Closing. Since the date of the last financial statement included in the Seller's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Property. The Seller will provide access by Purchaser's representatives, to all financial and other information relating to the Property, and such representatives shall determine that such information is sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission and any registration statement, report or disclosure statement filed with and any rule issued by, the Securities and Exchange Commission. The Seller will provide a signed representation letter as prescribed by Generally Accepted Auditing Standards as promulgated by the Aud1ting Standards Division of the American Institute of Public Accountants which representation is required to enable an independent public accountant to render an opinion on such financial statements.

     3.16 Organizational Documents. The Seller's Organizational Documents are in
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full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

     3.17  Excluded Liabilities.
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          (i) The Purchaser is not assuming or undertaking to assume and shall have no responsibility for any expenses, debts, obligations, liabilities, claims, demands, fines or penalties, whether fixed or contingent, past, present or future, or direct for indirect, arising out of or in connection with the conduct by the Seller of their business or the ownership and use of the Property prior to the Closing (the "Excluded Liabilities''), including without limitation, any of the Excluded Liabilities arising out of or in connection with the failure by the Seller to comply with any applicable Environmental Laws including, without limitation any Environmental Laws regarding pollution control, underground storage tanks, asbestos or other environmental matters applicable to the Property.

          (ii) The Seller agrees to defend, indemnify and hold harmless the Purchaser from and against any of the Excluded Liabilities and any other damages, losses, costs, expenses, claims or demands (including fines, penalties, diminution in value of the Property, court costs and reasonable attorneys' fees) that may be incurred by or imposed on the Purchaser as a result of (i) the conduct by the Seller of their business in connection with the Property prior to the Closing and (ii) any material breach by the s of any representation or warranty of the Seller contained herein applicable to the Property.

     3.18 Historical Districts. Neither the Property, nor any portion thereof,
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is (a) listed, or eligible to be listed, in any national, state or local register of historic places or areas, or (b) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules or laws other than those specified under local zoning ordinances.

     3.19 Brokerage Commission. The Seller has not engaged the services of, nor
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are they or will they or Purchaser become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Seller.

     3.20 Environmental.
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          (i) The Seller, and any person or entity for whose conduct the Seller is liable, has no liability under, has never materially violated, and is presently in material compliance with, all federal, state and local environmental or health and safety-related laws, rules, regulations and ordinances (together, Environmental Laws) applicable to the Property.

          (ii) There exist no environmental conditions with respect to the Property that could or do result in any damage, loss, cost, expense or liability to or against the Seller or the Purchaser.

          (iii) Other than those hazardous or toxic substances commonly used in the operation of a hotel, which hazardous or toxic substances are stored in accordance with all applicable Environmental Laws, the Seller, and any other person or entity for whose conduct Seller is liable, has not generated, transported, stored, handled or disposed of any hazardous or toxic substances at the Property, and has no knowledge of any release or threatened release of any hazardous or toxic substance at the Property or in the vicinity of the Property.

          (iv) No lien has been imposed on the Property by any federal, state or local governmental agency in connection with the presence at or near the Property of any hazardous or toxic substance.

          (v) The Seller, and any person or entity for whose conduct the Seller is responsible, has not (i) entered into or been the subject of any order or decree with respect to environmental matters with respect to the Property,
(ii) received notice under the citizen suit provisions of any Environmental Law in connection with the Property, (iii) received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim in respect of any environmental condition relating to the Property, or
(iv) been subject to or threatened with any governmental or citizen enforcement action with respect to the Property; and the Seller, and any other person for whose conduct the Seller are liable, have no reason to believe that any of the foregoing will be forthcoming.

          (vi) The Seller has all licenses, permits or approvals, if any, required for the activities and operations conducted at the Property and for any past or ongoing alterations or improvements on the Property.

     3.21 Sufficiency of Certain Items. The Property contains not less than:
          ----------------------------

          (a) a sufficient amount of kitchen equipment, bar equipment, refrigeration equipment, silverware, glassware, china, dishes, "small goods", napkins, tablecloths, paper goods and other such personal property to efficiently operate each of the restaurants, bars and lounges, located upon or within the Improvements;

          (b) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

          (c) a sufficient amount of towels, washcloths and bed linens, so that there are two and one-half sets of towels, washcloths and linens for each guest room (one on the beds, one on the shelves, and one-half in the laundry), together with a sufficient supply of paper goods' soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

     3.22 Operation of Property Prior to Closing. Between the date of this
          --------------------------------------
Agreement and the Closing Date, Seller shall operate the Property in compliance with all laws and in the same manner in which Seller operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted, and so as to maintain the existing caliber of the Hotel operations conducted at the Property and the reasonable good will of the tenants, the Hotel guests, the employees and other customers of the Hotel. The Seller shall continue to use its best efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as the Seller did prior to the execution of this Agreement. All advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges heretofore customarily charged by the Seller for such purposes, and in accordance with Seller's published rate schedules. From and after the execution and delivery of this Agreement, the Seller shall not (i) make any agreements which shall be binding upon the Purchaser with respect to the Property, or (ii) reduce or cause to be reduced any room rents or any other charges over which Seller have operational control. Between the date hereof and the Closing Date, the Seller shall deliver to the Purchaser monthly reports (or for the partial monthly period up to the Closing Date) showing the income and expenses of the Hotel and all departments thereof, together with such periodic information with respect to room reservations and other bookings, as the Seller customarily keep internally for its own use. The Seller agree that they will operate the Property and the Hotel in accordance with the provisions of this section between the date hereof and the Closing Date.

     3.23 Utilities. All Utilities required for the operation of the Property
          ---------
either enter the Property through adjoining streets, or they pass through adjoining land, do so in accordance with valid public easements or private easements, and all of said Utilities are installed and operating and all installation and connection charges therefor have been paid in full.

     3.24 Curb Cuts. All curb cut street opening permits or licenses required
          ---------
for vehicular access to and from the Real Property from any adjoining public street have been obtained and paid for and are in full force and effect. The Real Property has a right of unrestricted access to a public street.

     3.25 Room Furnishings. Each room in the Hotel available for guest rental is
          ----------------
and at Closing will be furnished in accordance with Licensor's standards for the Hotel and room type.

     3.26 Franchise Agreement. The franchise agreement with respect to the Hotel
          -------------------
is, and at Closing will be, valid and in full force and effect, and Seller are not and will not be in default with respect thereto (with or without the giving of any required notice and/or lapse of time).


                                    ARTICLE 4
                                    ---------

              PURCHASER'S REPRESENTATIONS; WARRANTIES AND COVENANTS
              -----------------------------------------------------

     To induce the Seller to enter into this Agreement and to sell the Property, the Purchaser hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Purchaser acknowledges and agrees that the Seller are entitled to rely and has relied:


     4.1  Power. The Purchaser has all powers and all governmental licenses,
          -----
authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Purchaser hereunder.

     4.2  Execution. This Agreement has been executed and delivered by the
          ---------
Purchaser, constitutes the valid and binding agreement of the Purchaser and is enforceable in accordance with its terms.

     4.3  Noncontravention. The execution and delivery of and the performance by
          ----------------
the Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or result in the creation of any lien or other encumbrance on any asset of the Purchaser.

     4.4  Litigation. There is no action, suit or proceeding, pending or known
          ----------
to be threatened, against or affecting the Purchaser or any principal, subsidiary or affiliate of the Purchaser in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Purchaser or any principal, subsidiary or affiliate of the Purchaser, (c) could adversely affect the ability of the Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein or (e) could adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

     4.5  Bankruptcy. No Act of Bankruptcy has occurred with respect to the
          ----------
Purchaser.

     4.6  Brokerage Commission. The Purchaser has not engaged the services of,
          --------------------
nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.


                                    ARTICLE 5
                                    ---------
                       CONDITIONS AND ADDITIONAL COVENANTS
                       -----------------------------------

     The Purchaser's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Seller with the following covenants:

     5.1 Seller's Deliveries. The Seller shall have delivered to the Purchaser,
         -------------------
on or before the Closing Date, all of the documents and other information required of Seller pursuant to Section 6.2.

     5.2 Representations, Warranties and Covenants; Obligations of Seller;
         -----------------------------------------------------------------
Certificate. All of the Seller's representations and warranties made in this
------------
Agreement shall be true and correct as of the Closing Date as if then made, there shall have occurred no material adverse change in the financial condition of the Seller or the physical or financial condition of the Property since the date hereof, the Seller shall have performed all of its covenants and other obligations under this Agreement and the Seller shall have executed and delivered to the Purchaser at Closing a Certificate to the foregoing effect.

     5.3 Title Matters. Purchaser shall have received from Seller a copy of
         -------------
Seller's Owner's Title Policy. The Purchaser shall have determined that the Seller are the sole owner of good and marketable fee simple title to the Real Property free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions. The Seller shall not have taken any action from the date hereof and through and including the Closing Date that would adversely affect the status of title to the Real Property. Fee simple title to the Real Property shall be insurable as such by the Title Company at or below its regularly scheduled rates subject only to Permitted Title Exceptions.

     5.4 Survey. The Purchaser shall have received the most recent Survey of the
         ------
Land obtained by or in the possession of Seller. The Survey provided by the Seller (or a survey obtained by Purchaser if Seller's Survey was prepared more than one year earlier) shall be adequate for the Title Company to delete any exception for survey in the Owner's Title Policy.

     5.5 Condition of Improvements and the Tangible Personal Property. The
         ------------------------------------------------------------
Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in good condition and working order and shall have no material defects, structural or otherwise,
and there shall be no deferred     maintenance with respect to the Real
Property, the Tangible Personal Property or any part thereof, and the Seller shall not have diminished the Inventory. The Seller, at their expense, shall have maintained the Real Property and the Tangible Personal Property in compliance with all applicable laws and in at least as good condition as they are in as of the date hereof, normal wear and tear excepted. The Seller shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property.

The Seller shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Purchaser.

     5.6 Utilities. All of the Utilities shall be installed in and operating at
         ---------
the Property, and service shall be available for the removal of garbage and other waste from the Property. Between the date hereof and the Closing Date, the Seller shall not have received notice of any extraordinary or material increase or proposed increase in the rates charged for the Utilities from the rates in effect as of the date hereof.

     5.7 Land Use. The current use and occupancy of the Property as a hotel and
         --------
for hotel-related purposes are permitted as a principal use under all laws applicable thereto without the necessity of resort to any grandfathered or permitted nonconforming use status, or any special use permit, special exception or other special permit, permission or consent.

     5.8 Lease Estoppel Certificates. The Purchaser shall have received an
         ---------------------------
estoppel certificate for each of the Leases as provided herein and, if required by the Purchaser's lender, subordination, attornment and nondisturbance agreements acceptable to such lender, all in form and substance reasonably acceptable to the Purchaser. The Seller, at their expense, shall request and use Seller's best efforts to obtain a lease estoppel certificate from all of third parties under all of the Leases prior to Closing Date.

     5.9 Franchise. The Purchaser or its designee shall have received, at the
         ---------
Purchaser's option and expense, an assignment or transfer of any existing franchise agreement currently applicable to the Hotel or a new franchise agreement from Holiday Inn Coporation (the "Franchisor''), together with an estoppel certificate from the existing Franchisor in form and substance acceptable to the Purchaser, which the Seller agree to use its best efforts to obtain.

     5.10 Operational Licenses. Purchaser shall have obtained all permits,
          --------------------
licenses, approvals and Authorizations necessary or desirable to operate the Hotel and all restaurants, bars and lounges presently located in the Hotel, including, without limitation, liquor licenses or alcoholic beverage licenses. To that end, the Seller and the Purchaser shall have cooperated with each other, and each shall have executed such transfer forms, license applications and other documents as may be necessary or desirable for Purchaser to obtain such permits, licenses, approvals and Authorizations.

     5.11 Securities Compliance. Seller shall cooperate with Purchaser to
          ---------------------
provide all information and execute all documents necessary for Purchaser to comply with all applicable state and federal securities laws.

     5.12 First Right of Refusal. Seller or any of their officers or affiliates
          ----------------------
shall have right to acquire, develop, manage, lease, operate, or have any interest in any hotel or lodging establishment in any location within any distance from the Property (Hunterspoint Holiday Inn). However, the Purchaser shall have a first right of refusal to purchase such a hotel or lodging establishment within a fifteen (15) mile radius of the Property during a period of five (5) years from the Closing Date. This provision shall survive the Closing Date.

     Each of the conditions and additional covenants contained in this Section are intended for the benefit of the Purchaser and may be waived in whole or in part, by the Purchaser, but only by an instrument in writing signed by the Purchaser.


                                    ARTICLE 6
                                    ---------
                                     CLOSING
                                     -------

     6.1 Closing. Closing shall be held at the offices of the Purchaser or its
         -------
counsel on or before November 1, 2001, upon ten (10) days notice from Purchaser to Seller commencing at 9:00 AM local time unless otherwise agreed by the Purchaser and the Seller. The Purchaser shall have the right, but not the obligation, to extend the Closing Date, one or more times, but not beyond, 2001, by written notice thereof to the Seller. Possession of the Property shall be delivered to the Purchaser at-Closing, subject only to Permitted Title Exceptions.

     6.2 Seller's Deliveries.
         -------------------

          (a) At Closing, the Seller shall deliver to Purchaser all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Seller and shall be dated as of the Closing Date:

                 (i)  The certificate required by Section 5.2.
                                                  ------------
                (ii)  An Assignment of Leases, if applicable
               (iii)  Lease estoppel certificates, if applicable.
                (iv)  The FIRPTA Certificate.
                 (v)  The Assignment and Assumption Agreement.
                (vi)  Settlement Sheet.
               (vii)  Bill of Sale for all Tangible Personal Property.
              (viii)  Deed.

                (ix) Opinion of counsel or other evidence (such as organization documents including certificates and authorizing resolutions) satisfactory to Purchaser as to Seller's authority to enter into and consummate this Agreement.


                 (x) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy.

          (b) At Closing, the Seller shall also deliver or cause to be delivered to the Purchaser the following:


               (i) The originals of any Leases or true, correct and complete copies thereof certified by the Seller.

               (ii) A valid, final and unconditional certificate of occupancy as to the Real Property issued by the: appropriate governmental authority.

               (iii) If part of the Tangible Personal Property consists of a motor vehicle titled under state law, a duly executed and delivered document transferring title pursuant to applicable state law and related documents.

               (iv) True, correct and complete copies of all plans, specifications, guaranties and warranties, if any, of contractors, subcontractors, manufacturers, suppliers and installers possessed by the Seller and relating to the Improvements and the Tangible Personal Property and Intangible Personal Property, or any-part thereof.

               (v) Copies of all correspondence, files, documents, records and data relating the operation of the Property for the period commencing on January 1, 1999 until Closing.

               (vi)  All keys for the Property.

               (vii) A complete list of all advance room reservations, functions and the like, including all deposits thereon, in reasonable detail specified by the Purchaser.

               (viii)Updated Guest Ledger.

               (ix) Any other document, instrument, information or item reasonably requested by the Purchaser or required hereby.

     6.3 Purchaser's Deliveries. At Closing, the Purchaser shall pay, deliver or
         ----------------------
cause to be delivered to the Seller, as appropriate, the following:

          (a) The Purchase Price in the manner set forth in Section 2.5 hereof.

          (b) The Assignment and Assumption Agreement.

          (c) Any other document or instrument reasonably requested by the Seller or required hereby.

     6.4 Closing Costs. The Seller shall pay (i) all applicable sales and use
         -------------
taxes (if any) levied on the transfer of the Tangible or Intangible Personal Property, (ii) any expenses incurred by or on behalf of the Seller. The Purchaser shall pay (i) all Title Company charges, (ii) all of the recording taxes and fees, (iii) all costs of the transfer of franchise and assignment of mortgage secured on the Property, and (iv) any expenses incurred by or on behalf of the Purchaser. Each party hereto shall pay its own legal fees and expenses.

     6.5 Income and Expense Allocations.
         ------------------------------

          (a) At Closing, all income and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with generally accepted accounting principles consistently applied, shall be allocated between the Seller and the Purchaser as of the Closing Date. The Seller shall be entitled to all income, including the Tray Ledger, and responsible for all expenses for the period of time up to but not including the Closing Date, and the Purchaser shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. Without limiting the generality of the foregoing, Seller shall pay to Purchaser or Purchaser shall pay to Seller at Closing, or there shall be an appropriate Closing adjustment for, the net cash payable to the Purchaser or Seller, as appropriate, based on the allocation set forth above. All adjustments shall be shown on the settlement statement or may be done outside the settlement statement (with such supporting documentation as the parties may reasonably require being attached as exhibits to the settlement statements or submit to the parties as appropriate) and if on the settlement statement shall increase or decrease (as the case may be) the balance of the Purchase Price payable by the Purchaser at Closing. The Seller shall pay at Closing all special assessments and taxes applicable to the Property and relating to the period prior to Closing.

          (b) If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any expense paid by the Seller or the Purchaser with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due.

          (c) Purchaser shall have no obligation to collect any accounts receivable allocable to the period prior to Closing. All income attributable to the Property collected by the Purchaser after the Closing Date shall be first applied against accounts receivable and other obligations allocable to the period after the Closing Date. The Seller shall not sue an obligor with respect to the Property that maintains a contractual relationship with the Purchaser after the Closing Date.

                                    ARTICLE 7
                                    ---------
                           CONDEMNATION: RISK OF LOSS
                           --------------------------

     7.1 Condemnation. In the event of any actual or threatened taking, pursuant
         ------------
to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after the Seller learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Purchaser shall have the right to terminate this Agreement pursuant to Section
                                                                       -------
8.3. If the Purchaser elects not to terminate this Agreement, all proceeds,
----
awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing.

     7.2 Risk of Loss. The risk of any loss or damage to the Property prior to
         --------------
the Closing shall remain upon the Seller. If any such loss or damage occurs prior to Closing, the Purchaser shall have the right to terminate this Agreement pursuant to Section 3.3. If the Purchaser elects not to terminate this
            -----------
Agreement, it may choose to restore the Property itself, in which event Seller shall assign or pay, or cause to be paid, to Purchaser all insurance proceeds payable on account of such loss or damage and the Seller shall not be responsible to the Purchaser for any additional sums required to restore the Property.

                                     TICLE 8
                                     -------
               LIABILITY OF PURCHASER; INDEMNIFICATION BY SELLER;
               --------------------------------------------------
                               TERMINATION RIGHTS
                               ------------------

     8.1 Liability of Purchaser. Except for any obligation expressly assumed or
         -----------------------
agreed to be assumed by the Purchaser hereunder, the Purchaser does not assume any obligation of the Seller or any liability for claims arising out of any occurrence prior to Closing.

     8.2 Indemnification.
         ---------------

          (a) The Seller hereby indemnifies and holds the Purchaser harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Purchaser, whether before or after Closing, as a result of any material breach by the Seller of any of Seller's representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Seller under this Agreement, or as a result of acts or events occurring prior to the Closing Date.


          (b) The Purchaser hereby indemnifies and holds the Seller harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Seller, whether before or after Closing, as a result of any material breach by the Purchaser of any of Purchaser's representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Purchaser under this Agreement, or as a result of acts or events occurring after the Closing Date.

     8.3 Termination by Purchaser. If any condition set forth herein cannot or
         ------------------------
will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Purchaser to terminate this Agreement and its obligations hereunder, the Purchaser, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of the Seller and the Purchaser hereunder shall terminate immediately and the Deposit, if any, shall be returned to the Purchaser or (b) to waive its right to terminate and to proceed to Closing. If the Purchaser terminates this Agreement as a consequence of a material misrepresentation or breach of a warranty or covenant by the Seller, or a failure by the Seller to perform their obligations hereunder, the Purchaser shall have all remedies available hereunder or at law or in equity, including but not limited to the right to specific performance of this Agreement.

     8.4 Termination by Seller. If, prior to Closing, the Purchaser defaults in
         ----------------------
performing any of its obligations under this Agreement (including its obligation to purchase the Property), the Seller's sole remedy for such default shall be to terminate this Agreement and receive the Deposit, if any. The Seller and the Purchaser agree that, in the event of such a default, the damages that the Seller would sustain as a result thereof would be difficult if not impossible to ascertain. The Seller hereby waive and release any and all other rights and remedies for a default by the Purchaser. Therefore, the Seller and the Purchaser agree that, the Seller shall retain the Deposit, if any, as full and complete liquidated damages and as the Seller's sole remedy.

                                    ARTICLE 9
                                    ---------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     9.1 Completeness; Modification. This Agreement constitutes the entire
         --------------------------
agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. The provisions of the prior sentence reflects the true intent of the Seller and the Purchaser and is intended to be enforceable, notwithstanding any existing or further case law to the contrary. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     9.2 Successors and Assigns. This Agreement shall bind and inure to the
         ----------------------
benefit of the parties hereto and their respective successors and assigns.

     9.3 Days. If any action is required to be performed, or if any notice,
         ----
consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

     9.4 Governing Law. This Agreement and all documents referred to herein
         -------------
shall be governed by and construed and interpreted in accordance with the laws of the state wherein the Property is located.

     9.5 Counterparts. To facilitate execution, this Agreement may be executed
         ------------
in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     9.6 Severability. If any term, covenant or condition of this Agreement, or
         ------------
the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law and shall be construed so as to give effect to the intent of the parties.

     9.7 Costs. Regardless of whether Closing occurs hereunder, and except as
         -----
otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

     9.8 Notices. All notices, requests, demands and other communications
         -------
hereunder shall be in writing and shall be delivered by hand, by telecopy, overnight delivery service, or by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

If to the Seller:        Hasu P. Shah
-----------------        Metro Two Hotel, LLC
                         148 Sheraton Drive, Box A
                         New Cumberland, PA 17070
                         Fax: (717) 774-7383

With a copy to:          Lok Mohapatra, Esquire
---------------          Shah Ray & Byler, LLP
                         Penn Mutual Towers
                         510 Walnut Street, 9th Floor
                         Philadelphia, PA 19106
                         Fax: (215)238-0157

If to the Purchaser:     Kiran P. Patel
--------------------     HHLP Hunterspoint, LLC
                         148 Sheraton Drive, Box A
                         New Cumberland, PA 17070
                         Fax: (717) 774-7383


With a copy to:          Lok Mohapatra, Esquire
--------------           Shah Ray & Byler, LLP
                         Penn Mutual Towers
                         510 Walnut Street, 9th Floor
                         Philadelphia, PA 19106
                         Fax: (215)238-0157

     Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section.

     9.9 Escrow Agent. The Escrow Agent referred to in the definition thereof
         ------------
contained in Paragraph 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. The Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchange by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed the Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. The Escrow Agent shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. It is agreed that the Escrow Agent shall not be disqualified from representing either party in connection with any litigation which might arise out or in connection with this Agreement, merely by virtue of the fact that such Escrow Agent has agreed to act as Escrow Agent hereunder. Further, in that event of any dispute as to the disposition of the Deposit, if any, or any other monies held in escrow, the Escrow Agent may, if such Escrow Agent so elects, interplead the parties by filing an interpleader action in any court having subject matter jurisdiction of such a matter (to the personal jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, if any, and any other monies held in escrow, including all interest earned thereon, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. In the event of such interpleader action, the Escrow Agent shall not be disabled from representing a party hereto. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writs, orders, judgments and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

     9.10 Incorporation by Reference. All of the Exhibits attached hereto are by
          --------------------------
this reference incorporated herein and made a part hereof.

     9.11 Survival. All of the representations, warranties, covenants and
          --------
agreements of the Seller and the Purchaser made in, or pursuant to, this Agreement shall survive Closing and shall not merge into any document or instrument executed and delivered in connection herewith.

     9.12 Further Assurances. The Seller and the Purchaser each covenant and
          ------------------
agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

     9.13 No Partnership. This Agreement does not and shall not be construed to
          ---------------
create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Seller and Purchaser specifically established hereby.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed in their names by their respective duly-authorized representatives as a sealed instrument.

                         SELLER:

                         METRO TWO HOTEL, LLC, a Florida limited liability
                         company
                         By:
                              ---------------------------
                              Hasu P. Shah, Manager

                         PURCHASER:

                         HHLP HUNTERS POINT, LLC, a New York limited liability company

                         By: HERSHA HOSPITALITY LIMITED PARTNERSHIP, a Virginia limited partnership

                         By:
                              ---------------------------
                              Hasu P. Shah, Manager

                                LIST OF EXHIBITS

Exhibit A       Deed
Exhibit B       Operating Agreements
Exhibit C       Guest Ledger
Exhibit D       Seller's Financial Information
Exhibit E       Tangible Personal Properties

                                    EXHIBIT A
                                    ---------

                                      Deed

                                    EXHIBIT B
                                    ---------

                              Operating Agreements

                                    EXHIBIT C
                                    ---------

                                  Guest Ledger

                                    EXHIBIT D
                                    ---------

                         Seller's Financial Information

                                    EXHIBIT E
                                    ---------

                           Tangible Personal Property